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                                                                    Exhibit 5.1

                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                            New York, New York 10153


                                 March 11, 1998



Life Re Corporation
969 High Ridge Road
Stamford, CT 06905

Ladies and Gentleman:

     We have acted as counsel to Life Re Corporation, a Delaware corporation (the "Company"), and Life Re Capital Trust II, a Delaware business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the registration of (i) junior subordinated deferrable interest debentures of the Company (the "Junior Subordinated Debentures"), (ii) quarterly income preferred securities of the Trust (the "QUIPS"), (iii) shares of common stock of the Company, par value $.001 per share (the "Common Stock"), (iv) stock purchase contracts of the Company for the purchase of Common Stock (the "Purchase Contracts"), (v) adjustable conversion-rate equity security units of the Company, each representing (a) the right to purchase Common Stock under a Purchase Contract and (b) ownership of QUIPS, Junior Subordinated Debentures or other securities securing the holder's obligation to purchase Common Stock under a Purchase Contract (the "Units") and (vi) a guarantee of certain payment obligations of the Trust with respect to the QUIPS to be executed and delivered by the Company for the benefit of the holders of the QUIPS. The Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the registration of additional securities of the Company and the Trust as were included in the Registration Statement on Form S-3 (Registration No. 333-46213). Capitalized terms defined in the Registration Statement and used but not otherwise defined herein are used herein as such terms are defined in the Registration Statement.

     In so acting, we have reviewed the Registration Statement, including the form of Indenture (the "Indenture") between the Company and The Bank of New York, as Debenture Trustee, the form of Junior Subordinated Debenture set forth in

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Life Re Corporation
March 11, 1998
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the Indenture, the form of Amended and Restated Declaration of Trust (the
"Declaration") among the Company, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrators named therein, the form of QUIPS set forth in the Declaration, the form of Guarantee Agreement (the "Guarantee Agreement") by and between the Company and The Bank of New York, as Guarantee Trustee, the form of Guarantee set forth in the Guarantee Agreement, the form of Master Unit Agreement (the "Master Unit Agreement") by and between the Company and The Bank of New York, as Unit Agent, and the form of Units set forth in the Master Unit Agreement, each of which is incorporated by reference as an exhibit to the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Trust, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Trust. We have also assumed (i) the due organization and valid existence of the Company and the Trust, (ii) that each of the Company and the Trust has the requisite power and authority to enter into and perform its respective obligations under the Indenture, the Junior Subordinated Debentures, the Declaration, the QUIPS, the Guarantee Agreement, the Guarantee, the Master Unit Agreement and the Units and (iii) the due authorization, execution and delivery of the Indenture, the Junior Subordinated Debentures, the Declaration, the QUIPS, the Guarantee Agreement, the Guarantee, the Master Unit Agreement and the Units by the Company and the Trust, as the case may be.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that when the Indenture, the Declaration, the Guarantee Agreement and the Master Unit Agreement will have been duly authorized, executed and delivered by the other parties thereto:

                  1. The Junior Subordinated Debentures, when duly executed and authenticated by the Debenture Trustee pursuant to
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Life Re Corporation
March 11, 1998
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          the terms of the Indenture and issued, delivered and sold against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2. The QUIPS, when duly executed and authenticated by the Property Trustee in accordance with the terms of the Declaration and issued, delivered and sold against payment therefor in accordance with the terms of the Declaration and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  3. The Purchase Contracts, when issued, delivered and sold against payment therefor in accordance with the terms of the Master Unit Agreement and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4. The Units, when duly executed and authenticated by the Unit Agent in accordance with the terms of the Master Unit Agreement and issued, delivered and sold against payment therefor in accordance with the terms of the Master Unit Agreement and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                  5. The Common Stock to be issued pursuant to the Purchase Contracts, when issued, delivered and sold against payment therefor in accordance with the terms of the Master Unit Agreement and the Purchase Contracts and as contemplated by the Registration Statement (assuming that the Company has reserved for issuance the requisite number of shares of Common Stock), will be validly issued, fully paid and nonassessable.
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Life Re Corporation
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                  6. The Guarantee, when duly executed and authenticated by the
          Guarantee Trustee pursuant to the terms of the Guarantee Agreement and when the QUIPS to which such Guarantee relates have been duly issued, delivered and sold against receipt by the Trust of payment therefor in accordance with the terms of the Declaration and as contemplated by the Registration Statement, will constitute the legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is incorporated by reference in the Registration Statement.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person and may not be disclosed to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except as noted above.

                                                Very truly yours,


                                                /s/ WEIL, GOTSHAL & MANGES LLP